Exhibit 99.1
Contacts:
Mellanox Technologies
Lee-Ann Kennedy Stewart
408-970-3400
ir@mellanox.com
Stapleton Communications
Deborah Stapleton
650-470-0200
deb@stapleton.com
Mellanox Technologies, Ltd. Announces Record Q4
and 2006 Financial Results
Q4 Revenue up 30 percent over Prior Year
SANTA CLARA, Calif. and YOKNEAM, ISRAEL — March 7, 2007 — Mellanox™ Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of semiconductor-based, high-performance interconnect products, today announced record financial results for its fourth quarter and year ended Dec. 31, 2006.
In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded record revenue in the fourth quarter of $15.8 million, up 18 percent from $13.4 million in the third quarter of 2006 and up 30 percent from $12.2 million in the fourth quarter of 2005. For the year ended Dec. 31, 2006, revenue was $48.5 million, and represented an increase of 15 percent from $42.1 million in 2005.
Gross margins in the fourth quarter were 75 percent, compared with 73 percent in the third quarter of 2006 and 68 percent in the fourth quarter of 2005. GAAP operating income increased to 23 percent of revenue from 22 percent in the third quarter of 2006 and from 11 percent of revenue in the fourth quarter of 2005.

GAAP net income in the fourth quarter was $3.8 million, up 31 percent compared with $2.9 million in the third quarter of 2006 and up 192 percent compared with $1.3 million in the fourth quarter of 2005.
On a non-GAAP basis, the company recorded fourth quarter net income of $4.1 million compared with $2.9 million in the third quarter of 2006 and $1.4 million in the fourth quarter of 2005. Non-GAAP net income for the year ended 2006 was $7.7 million, compared with non-GAAP net income of $3.2 million in the prior year. These non-GAAP net income results exclude share based compensation expenses.
Total cash and investments were $20.6 million at Dec. 31, 2006. The company completed its initial public offering on Feb. 13, 2007 raising approximately $107 million in net proceeds.
“We had a successful 2006, and look forward to continued profitable growth in 2007,” said Eyal Waldman, chairman, president and CEO. “Mellanox continues to be the leading supplier of InfiniBand products, and we believe we are well-positioned to benefit from the increasing market adoption of these interconnect products. In the quarters to come, we expect to expand our product development, marketing and sales activities as we build a larger, more diversified company.”

Recent Mellanox Press Release Highlights:
•	Feb. 7 — Mellanox Technologies Announces Initial Public Offering

•	Nov. 28 — Amal M. Johnson Joins Mellanox’s Board of Directors

•	Nov. 13 — InfiniBand More Than Doubles Usage on TOP500 Taking Share from Ethernet and Proprietary Interconnects

•	Nov. 13 — Mellanox Adapter Architecture Delivers Seamless Connectivity to InfiniBand and Ethernet

•	Oct. 31 — Mellanox 20Gb/s InfiniBand Delivers World-Class Network File System Performance

•	Sept. 25 — Mellanox Launches Intel Processor-Based “Helios” High Performance Cluster to Mellanox Cluster Center

•	Aug. 14 — Mellanox and AMD Introduce “Neptune” High Performance Cluster for Applications Development and Testing

•	July 24 — Mellanox “InfiniBand Accelerated” PCI ExpressModule Adapters Power Sun Blade™ 8000 Modular System

•	June 28 — Mellanox “InfiniBand Accelerated” Supercomputers Continue Rapid Growth on Distinguished TOP500

•	June 27 — Mellanox and Novell Drive Real-time Quality of Service to Clustered Applications

•	June 27 — Mellanox InfiniBand Delivers Break-through I/O Performance on Dual Core Processor Server Platforms

•	June 26 — Mellanox InfiniBand Empowers High-Performance Clusters With Microsoft Windows Compute Cluster Server 2003

•	June 26 — Mellanox Announces Support for OpenFabrics Enterprise Distribution

•	June 26 — Mellanox InfiniBand Supercharges HP Blade Server
Conference Call
Mellanox will broadcast its fourth quarter and full year 2006 financial results conference call today, Wednesday, March 7, 2007, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (913) 981-4904 approximately 10 minutes prior to the start time. A taped replay will be available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (719) 457-0820. The pass code is 1493389.
The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at www.mellanox.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website for one year.
About Mellanox
Mellanox Technologies is a leading supplier of semiconductor-based, high-performance, interconnect products that facilitate data transmission between servers, communications infrastructure equipment and storage systems. The company’s products are an integral part of a total solution focused on computing, storage and communication applications used in enterprise data centers, high-performance computing and embedded systems. In addition to supporting InfiniBand, Mellanox’s next generation of products support the industry-standard Ethernet interconnect specification.
Founded in 1999, Mellanox Technologies has its headquarters in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.
GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude stock-based compensation expenses because they enhance investors’

ability to review our business from the same perspective as management, which believes that stock-based compensation expenses are not directly attributable to the underlying performance of the company’s business operations. Further, management uses non-GAAP information as certain non-cash charges such as share-based compensation do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release.
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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about the risks, uncertainties and assumptions that may impact our business are set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated Feb. 7, 2007. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Mellanox is a registered trademark of Mellanox Technologies and ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are trademarks of Mellanox Technologies. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)
Total revenues	$15,798	$12,194	$48,539	$42,068
Cost of revenues	(3,932)	(3,950)	(13,533)	(15,203)

Gross profit	11,866	8,244	35,006	26,865

Operating expenses:
Research and development	4,192	3,774	15,256	13,081
Sales and marketing	2,855	2,104	8,935	7,395
General and administrative	1,160	976	3,704	3,094

Total operating expenses	8,207	6,854	27,895	23,570

Income from operations	3,659	1,390	7,111	3,295

Other income, net	206	45	438	326

Income before taxes	3,865	1,435	7,549	3,621

Provision for taxes on income	(30)	(133)	(301)	(462)

Net income	$3,835	$1,302	$7,248	$3,159

Accretion of mandatorily redeemable convertible preferred shares	(44)	(41)	(176)	(166)
Income allocable to preferred shareholders	(3,358)	(1,261)	(6,774)	(2,993)

Net income attributable to ordinary shareholders	$433	$0	$298	$0

Net income per share attributable to ordinary shareholders
Basic	$0.06	$0.00	$0.04	$0.00
Diluted	$0.04	$0.00	$0.03	$0.00

Shares used in computing income per share attributable to ordinary shareholders
Basic	7,820	7,613	7,709	7,520
Diluted	9,851	9,254	9,683	9,091

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)
GAAP NET INCOME	$3,835	$1,302	$7,248	$3,159
Adjustments:
Share-based compensation expense	297	51	469	31

NON-GAAP NET INCOME	$4,132	$1,353	$7,717	$3,190

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$20,570	$12,350
Restricted cash	678	1,266
Accounts receivables, net	10,141	7,943
Inventories	4,079	4,031
Prepaid expenses and other	2,470	531

Total current assets	37,938	26,121
Property and equipment, net	2,588	2,327
Severance assets	2,284	1,812
Intangible assets, net	167	667
Other long-term assets	124	227

Total assets	$43,101	$31,154

LIABILITIES, CONVERTIBLE PREFERRED SHARES, AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,490	$4,011
Other accrued liabilities	6,426	4,654
Capital lease obligations, current	420	216
Other liabilities, current	1,156	—

Total current liabilities	12,492	8,881
Accrued severance	2,940	2,189
Capital lease obligations	541	292
Other long-term obligations	96	1,908

Total liabilities	16,069	13,270

Mandatorily redeemable convertible preferred shares	55,759	55,583

Convertible preferred shares	36,338	36,338

Shareholders’ deficit
Ordinary shares	32	30
Additional paid-in capital	4,174	2,452
Accumulated deficit	(69,271)	(76,519)

Total shareholders’ deficit	(65,065)	(74,037)

Total liabilities and shareholders’ deficit	$43,101	$31,154

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands)

	Year ended
	December 31,
	2006	2005
	(unaudited)
Cash flows from operating activities:
Net income	$7,248	$3,159
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	12	45
Depreciation and amortization	1,954	1,730
Deferred income taxes	(201)	10
Share-based compensation expense	469	31
Accrued interest on restricted cash	(62)	(34)
Changes in assets and liabilities
Accounts receivable	(2,210)	(3,237)
Inventory	(48)	(2,339)
Prepaid expenses and other assets	(251)	(157)
Accounts payable	285	543
Accrued liabilities and other payables	1,885	1,019

Net cash provided by operating activities	9,081	770

Cash flows from investing activities:
Proceeds from sales and maturities of short-term investments	—	1,611
Purchases of severance related insurance policies	(472)	(187)
Purchases of property and equipment	(747)	(962)
Return of restricted cash deposit	650	—

Net cash provided by (used in) investing activites	(569)	462

Cash flows from financing activities
Principal payments on capital lease obligations	(308)	(168)
Payments on deferred public offering costs	(1,384)	—
Proceeds from exercise of warrants	1,130	—
Proceeds from exercise of stock options	270	342

Net cash used in financing activites	(292)	174

Increase in cash and cash equivalents	8,220	1,406
Cash and cash equivalents at beginning of period	12,350	10,944

Cash and cash equivalents at end of period	$20,570	$12,350